UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2023, Rudolph A. Lutterschmidt tendered his resignation to the Company’s Board of Directors as Vice-President and Chief Financial Officer of Nocopi Technologies, Inc. (the “Company”), effective June 19, 2023. Mr. Lutterschmidt’s departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements or accounting practices. Debra Glickman will serve as the Company’s new Chief Financial Officer. Mr. Lutterschmidt will remain employed by the Company until June 30, 2023 in an advisory role to assist Ms. Glickman with her transition into the Chief Financial Officer position.

On June 15, 2023, Debra Glickman, age 56, was appointed by the Company’s Board of Directors to serve as the Company’s Chief Financial Officer effective June 19, 2023. As the Company’s Chief Financial Officer, Ms. Glickman will be responsible for leading the Company’s finance and accounting functions, including financial reporting and analysis, and such other duties as may be prescribed by the Company’s Chief Executive Officer from time to time.

There are no arrangements or understandings between Ms. Glickman and any other persons pursuant to which she was appointed as the Company’s Chief Financial Officer. There is no family relationship between Ms. Glickman and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Glickman that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Since April 2020, Ms. Glickman, served as the Controller of Hallman & Lorber, a privately-owned pension and actuarial consulting firm where she was responsible for all accounting/financial, human resource, and tax planning functions. Prior to that, from June 2012 to February 2020, she served as the Chief Financial Officer of Harbor Group Consulting, a private insurance consulting and analysis firm where she lead accounting/financial, operations and human resources and benefits administration. Ms. Glickman received her Bachelor of Science in Accounting from the University of Maryland College Park in 1988.

Ms. Glickman entered into a written employment agreement with the Company whereby she will receive as compensation, among other things, a base salary of $125,000 per year. Additionally, Ms. Glickman will be eligible to receive a discretionary annual bonus, payable at such times and in such amounts, as determined by the Company’s Board of Directors. A copy of Ms. Glickman’s employee agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement – Debra Glickman
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: June 20, 2023	By:	/s/ Michael A. Feinstein
Michael A. Feinstein
Chief Executive Officer